Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
April 25, 2023

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports first-quarter 2023 financial results
•Grows LP distributions per unit approximately 15% year-over-year
•Announces acquisition of approximately 690-megawatt portfolio of long-term contracted operating renewable projects from NextEra Energy Resources
•Completes 50% buyout of the STX Midstream convertible equity portfolio financing

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported first-quarter 2023 net loss attributable to NextEra Energy Partners of $14 million. NextEra Energy Partners also reported first-quarter 2023 adjusted EBITDA of $447 million and cash available for distribution (CAFD) of $156 million. NextEra Energy Partners delivered first-quarter financial results in line with management's expectations.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income (loss), which is the most directly comparable GAAP measure.

"NextEra Energy Partners delivered solid first-quarter 2023 results, with adjusted EBITDA growth of approximately 8.5%, driven primarily by contributions from the approximately 1,200 net megawatts of new projects acquired last year," said John Ketchum, chairman and chief executive officer of NextEra Energy Partners. "We believe NextEra Energy Partners has never had more visible growth opportunities than it has today, and we are pleased to announce a new agreement with NextEra Energy Resources to acquire approximately 690 megawatts of high-quality, long-term contracted operating wind and solar projects at an attractive CAFD yield for unitholders. With this acquisition, we are well positioned to meet our year-end 2023 adjusted EBITDA and CAFD run-rate expectations. In addition, NextEra Energy Partners has completed the buyout of 50% of the STX Midstream convertible equity portfolio financing. For the balance of the year, NextEra Energy Partners expects the buyouts to be limited to the remaining 50% of the STX Midstream convertible equity portfolio financing and 15% of the NEP Renewables II convertible equity portfolio financing, with the equity portion of these buyouts being efficiently managed by delivering common units to the convertible equity portfolio financing investors, utilizing our at-the-market, or ATM, equity issuance program or using both. Given NextEra Energy Partners' growth visibility, we continue to see 12% to 15% growth per year in limited partner distributions per unit as being a reasonable range of expectations through at least 2026. These expectations factor in NextEra Energy Partners' financing plan, including convertible equity portfolio financing buyouts at current trading yields."

Acquisition of portfolio of long-term contracted operating renewable assets
NextEra Energy Partners today is announcing that it has entered into an agreement to acquire an approximately 690-megawatt (MW) portfolio of long-term contracted operating wind and solar projects from NextEra Energy Resources. The portfolio has a CAFD-weighted average remaining contract life of approximately 16 years and an average customer credit rating of BBB at S&P and Baa2 at Moody's Investors Service. NextEra Energy Partners expects to acquire the portfolio for approximately $708 million, subject to closing adjustments, and inclusive of the portfolio's existing project debt and interest rate swaps, which are estimated to be approximately $142 million. In addition to the approximately $708 million purchase price, NextEra Energy Partners also expects to assume the portfolio's existing tax equity financing balance. The remaining purchase price is expected to be funded by a combination of new project finance debt and the corporate revolving credit facility. The portfolio of assets is expected to contribute adjusted EBITDA of approximately $110 million to $130 million and CAFD, prior to the existing project debt service, of approximately $62 million to $72 million, each on a five-year average annual run-rate basis, beginning Dec. 31, 2023. Expected to close in the second quarter of this year, the acquisition supports NextEra Energy Partners' expected adjusted EBITDA and CAFD growth in 2023.

Convertible equity portfolio financing buyout
NextEra Energy Partners has completed its purchase of 50% of the 2019 STX Midstream convertible equity portfolio financing from a fund managed by EIG, an institutional investor to the global energy sector, through funds generated from a combination of NextEra Energy Partners' ATM program and cash from a subsidiary's revolving credit facility. For the balance of the year, buyouts are expected to be limited to the remaining 50% of the STX Midstream convertible equity portfolio financing and 15% of the NEP Renewables II convertible equity portfolio financing, with the equity portion of these buyouts requiring common units of approximately $288 million and $130 million, respectively. Over the next eight months, NextEra Energy Partners expects to manage these buyouts efficiently. For each buyout, NextEra Energy Partners has the flexibility to deliver common units to the convertible equity portfolio financing investor, utilize the ATM program or use some combination of the two. Putting this in context, to the extent the ATM is utilized, the potential unit issuances from these buyouts are not expected to exceed an average of three days of the current total trading volume per quarter.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.8425 per common unit (corresponding to an annualized rate of $3.37 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution per unit has grown approximately 15% on an annualized basis versus the first quarter of 2022. The distribution will be payable on May 15, 2023, to unitholders of record as of May 5, 2023.

Outlook
From a base of its fourth quarter 2022 distribution per common unit at an annualized rate of $3.25, NextEra Energy Partners continues to expect 12% to 15% growth per year in limited partner distributions per unit as being a reasonable range of expectations through at least 2026. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2023 distribution that is payable in February 2024 to be in a range of $3.64 to $3.74 per common unit.

NextEra Energy Partners continues to expect Dec. 31, 2023, run-rate expectations for adjusted EBITDA in a range of $2.220 billion to $2.420 billion and CAFD in a range of $770 million to $860 million, reflecting calendar year 2024 expectations for the portfolio at year-end 2023.

These expectations are subject to the usual caveats and include the impact of incentive distribution rights (IDR) fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distributions and other expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to expected net income because NextEra Energy Partners' net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

As previously announced, NextEra Energy Partners' first-quarter 2023 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be first-quarter 2023 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distribution (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance, financing needs and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP may pursue the repowering of renewable energy projects or the expansion of natural gas pipelines that would require up-front capital expenditures and could expose NEP to project development risks; Geopolitical factors, terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the subsidiaries’ of NEP that directly own the natural gas pipeline assets located in Texas ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership interests in projects that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by NextEra Energy Operating Partners, LP (NEP OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC under certain limited circumstances; if the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the NYSE does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP's actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders' ownership in NEP, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding NEP common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for NEP's common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and, distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2023	2022
OPERATING REVENUES
Renewable energy sales	$245	$224
Texas pipelines service revenues	56	57
Total operating revenues	301	281
OPERATING EXPENSES
Operations and maintenance	154	129
Depreciation and amortization	132	103
Taxes other than income taxes and other	12	15
Total operating expenses – net	298	247
OPERATING INCOME	3	34
OTHER INCOME (DEDUCTIONS)
Interest expense	(210)	284
Equity in earnings of equity method investees	28	45
Equity in earnings (losses) of non-economic ownership interests	(8)	19
Other – net	2	1
Total other income (deductions) – net	(188)	349
INCOME (LOSS) BEFORE INCOME TAXES	(185)	383
INCOME TAX EXPENSE (BENEFIT)	(34)	50
NET INCOME (LOSS)	(151)	333
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	137	(189)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(14)	$144

Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic	$(0.17)	$1.72
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – assuming dilution(a)	$(0.17)	$1.72
Weighted-average number of common units outstanding – basic	87.3	83.9
Weighted-average number of common units outstanding – assuming dilution	87.9	84.0
__________________________
(a)    Adjusted for impact of diluted securities

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$(151)	$333
Add back:
Depreciation and amortization	132	103
Interest expense	210	(284)
Income taxes	(34)	50
Tax credits	255	200
Amortization of intangible assets/liabilities – PPAs – net	20	36
Noncontrolling interests in NET Mexico, Silver State and Star Moon Holdings	(15)	(19)
Equity in losses (earnings) of non-economic ownership interests	8	(19)
Depreciation and interest expense included within equity in earnings of equity method investees	22	13
Other	—	(1)
Adjusted EBITDA	$447	$412
Tax credits	(241)	(200)
Other – net	(4)	(3)
Cash available for distribution before debt service payments	$202	$209
Cash interest paid	(53)	(53)
Debt repayment principal(a)	7	13
Cash available for distribution	$156	$169
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$238	$235
Accounts receivable	141	137
Other receivables	38	41
Due from related parties	751	1,131
Inventory	59	51
Derivatives	62	65
Other	76	202
Total current assets	1,365	1,862
Other assets:
Property, plant and equipment – net	15,176	14,949
Intangible assets – PPAs – net	1,968	2,010
Intangible assets – customer relationships – net	522	526
Derivatives	207	369
Goodwill	891	891
Investments in equity method investees	1,927	1,917
Deferred income taxes	242	195
Other	349	333
Total other assets	21,282	21,190
TOTAL ASSETS	$22,647	$23,052
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$774	$868
Due to related parties	53	92
Current portion of long-term debt	50	38
Accrued interest	21	28
Accrued property taxes	19	31
Other	66	269
Total current liabilities	983	1,326
Other liabilities and deferred credits:
Long-term debt	5,295	5,250
Asset retirement obligations	307	299
Due to related parties	55	54
Intangible liabilities – PPAs – net	1,234	1,153
Other	194	198
Total other liabilities and deferred credits	7,085	6,954
TOTAL LIABILITIES	8,068	8,280
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	103	101
EQUITY
Common units (88.9 and 86.5 units issued and outstanding, respectively)	3,414	3,332
Accumulated other comprehensive loss	(7)	(7)
Noncontrolling interests	11,069	11,346
TOTAL EQUITY	14,476	14,671
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$22,647	$23,052

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(151)	$333
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	132	103
Intangible amortization – PPAs	20	39
Change in value of derivative contracts	164	(327)
Deferred income taxes	(34)	50
Equity in losses (earnings) of equity method investees, net of distributions received	13	(4)
Equity in losses (earnings) of non-economic ownership interests, net of distributions received	8	(19)
Other – net	6	—
Changes in operating assets and liabilities:
Current assets	(4)	(31)
Noncurrent assets	(6)	1
Current liabilities	(66)	(25)
Net cash provided by operating activities	82	120
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries – net	(84)	—
Capital expenditures and other investments	(401)	(467)
Proceeds from sale of a business	51	—
Payments from (to) related parties under CSCS agreement – net	277	(78)
Reimbursements from related parties for capital expenditures	356	475
Net cash provided by (used in) investing activities	199	(70)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	154	2
Issuances of long-term debt, including premiums and discounts	63	89
Retirements of long-term debt	(9)	(6)
Debt issuance costs	(2)	—
Partner distributions	(169)	(137)
Payments to Class B noncontrolling interest investors	(70)	(16)
Buyout of Class B noncontrolling interest investors	(196)	—
Proceeds on sale of differential membership interests	92	—
Proceeds from differential membership investors	61	46
Payments to differential membership investors	(202)	(9)
Change in amounts due to related parties	—	(1)
Other	2	(1)
Net cash used in financing activities	(276)	(33)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	5	17
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	284	151
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$289	$168